Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference this Registration Statement on Form S-8 of DigitalOcean Holdings, Inc. of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DigitalOcean Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 24, 2026